Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Imperial Holdings, Inc. (the Registrant) on Form 10-K for the period ended December 31, 2014 as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), I, Antony Mitchell, Chairman and Chief Executive Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Antony Mitchell
Antony Mitchell
Chief Executive Officer and Director

March 5, 2015